Exhibit 99.2

COLOGIX TO SUPPORT CONTINUITYX CLOUD-BASED SOLUTION
PORTFOLIO EXPANSION IN MINNEAPOLIS AND MONTREAL

- ContinuityX to on-ramp customer demand from Cologix's network neutral data centers located in Minneapolis and in Montreal -

Denver, Colorado — December 20, 2012 — Cologix™, a network neutral interconnection and colocation company, announced today that ContinuityX Solutions, Inc. (CUSX), a unique provider of business continuity and disaster recovery services, is making its services available directly to Cologix's customers and connectivity partners in Minneapolis and Montreal. ContinuityX will add nodes in Cologix's 511 11th Avenue South data center in Minneapolis and in 7171 Jean Talon in Montreal to extend the reach of its North American network. These deployments build on ContinuityX's decision earlier this year to establish a presence in the Cologix data centers at 151 Front Street in Toronto and at 1950 North Stemmons in Dallas.

"Cologix has a unique footprint that includes markets where networks like ours are going next. The ease of doing business with Cologix made the decision to expand our relationship a simple one," stated David Godwin, CEO of ContinuityX. "Our deployments to Minneapolis and Montreal will expand our business reach and improve the delivery performance of our cloud services."

ContinuityX provides consulting services and management of business continuity, virtual/cloud hosting, managed equipment and storage, monitoring, VolP and voice needs. Its mission is to provide clients with business continuity and disaster recovery solutions faster, more efficiently, and more cost effectively through its unique consultative approach.

"We are delighted that ContinuityX has chosen to grow their business with Cologix. The growth ContinuityX has seen is a testament to their ability to meet customer application and infrastructure needs," stated Grant van Rooyen, Chief Executive Officer, Cologix. "We look forward to continuing to build a strong partnership with the ContinuityX team and to supporting their growth in the years to come."

With data centers in Dallas, Minneapolis, Montreal, Toronto and Vancouver, Cologix provides one of North America's largest neutral marketplaces where network operators and network buyers interconnect.

About Cologix, Inc.

Cologix, Inc. is a network neutral interconnection and colocation company headquartered in Denver, Colorado, that provides massively scalable interconnection services and secure, reliable colocation services in densely connected, strategically located facilities in Dallas, Minneapolis, Montreal, Toronto and Vancouver. With more than 300 network choices and eleven prime interconnection locations, Cologix currently serves over 550 carrier, managed services, cloud, media, content, financial services and enterprise customers. The company's experienced team of communications infrastructure professionals is committed to providing its customers the highest standard of local customer support. For more information about Cologix, please visit the company's website at www.cologix.com.

About ContinuityX

ContinuityX provides consulting services and management of business continuity, virtual/cloud hosting, managed equipment and storage, monitoring, VolP and voice needs. The company's unique consultative approach provides clients with business continuity and disaster recovery solutions faster and more cost effectively than competitors. The Company offers application development and management, migration and re-engineering, system integration and cross connects, and IT infrastructure services including data center, converged networks (public/private cloud) services and transformation solutions. ContinuityX markets its services and expertise alongside Level3, XO Communications, Zayo Group and other leading carriers and strategic channel partners. For more information about ContinuityX, visit www.continuityx.com or call 1-888-488-0169.

Forward Looking Statements:

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." ContinuityX' financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Cologix Media Contact:

Julia Kendall - Cologix
Office: +1 720.940.2559
Mobile: +1 303.522.9758
julia.kendall@cologix.corn

Contact for ContinuityX Solutions, Inc.:

Katherine Godwin
Sr. Vice President of Operations
Mobile: +1.309.922.1235
Office: +1. 309.550.7223
kgodwin@continuityx.com